UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2010

SYMMETRICOM, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway

San Jose, California 95131-1017

(Address of Principal Executive Offices)

(408) 433-0910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 12, 2010, Symmetricom, Inc. (the “Company”) announced that it signed a definitive agreement to sell the assets of its video Quality of Experience (QoE) business to Cheetah Technologies, L.P. of Pittsburgh, Pa. for $2.25 million in cash. The sale is expected to close by mid-March, subject to customary closing conditions. Under the terms of the agreement, Cheetah Technologies will acquire substantially all of the assets and certain liabilities related to Symmetricom’s QoE business and will hire the majority of Symmetricom’s current QoE employees.

A copy of the Company’s press release relating to the sale is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 12, 2010 – Symmetricom Announces Sale of Video Quality of Experience (QoE) Product Line to Cheetah Technologies

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2010	SYMMETRICOM, INC.

By:
	Name:	Justin Spencer
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 12, 2010 – Symmetricom Announces Sale of Video Quality of Experience (QoE) Product Line to Cheetah Technologies